EXHIBIT 99.2

SPECIAL MEETING OF PARTNERS OF

        PHOSPHATE RESOURCE PARTNERS
LIMITED PARTNERSHIP

                        , 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible

Please detach along perforated line and mail in the enveloped provided.

THE BOARD OF DIRECTORS OF PRP-GP LLC, AS OUR ADMINISTRATIVE
MANAGING GENERAL PARTNER, RECOMMENDS A VOTE "FOR" PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

1.
	Proposal to approve the merger and the Agreement and Plan of Merger dated as of March 17, 2004, among IMC Global Inc., Phosphate Resource Partners Limited Partnership and certain other parties, pursuant to which Phosphate Resource Partners Limited Partnership will merge with a subsidiary of IMC Global Inc. and each unit of Phosphate Resource Partners Limited Partnership will be converted into the right to receive 0.2 shares of common stock of IMC Global Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	In their discretion, the Proxies are authorized to transact other business that properly may come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1. IF YOU DO NOT SEND IN YOUR PROXY CARD OR VOTE AT THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐			Please check this box if you plan ☐ to attend the Special Meeting:
Signature of Partner:	Date:	Signature of Partner:	Date:
Note: Please sign exactly as your name or names appear on this proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a partnership, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP

Proxy Solicited on Behalf of the Board of Directors of
PRP-GP LLC, as our Administrative Managing General Partner,
for the Special Meeting,                        , 2004.

        The undersigned hereby constitutes and appoints J. Reid Porter, Robert M. Qualls and Robert J. Pence, and each of them, with full power of substitution, Proxies to represent the undersigned at the Special Meeting of Partners of Phosphate Resource Partners Limited Partnership, headquarters located at 100 South Saunders Road, Lake Forest, Illinois 60045, on              , 2004, at                       .m., Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting hereby revoking any proxy heretofore given.

        You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE). The Proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on reverse side)